[EXECUTION COPY]

                                                                    EXHIBIT 10.7

                             SUBORDINATION AGREEMENT

      THIS SUBORDINATION AGREEMENT (this "Agreement") is entered into as of April 29, 2004, among ABC INVESTMENT, L.L.C., a Michigan limited liability company (the "Subordinated Creditor"); MEDIABAY, INC., a Florida corporation ("MediaBay"), RADIO SPIRITS, INC., a Delaware corporation ("Radio Spirits"), and AUDIO BOOK CLUB, INC., a Delaware corporation ("Audio Book Club", and, together with MediaBay and Radio Spirits, collectively, the "Borrowers" and each, a "Borrower"); and ZOHAR CDO 2003-1, LIMITED, a Cayman Islands exempted company, as administrative agent (in such capacity, together with any successors or assigns, the "Agent") for itself and all Senior Lenders party to the Senior Credit Agreement (as defined herein).

                                 R E C I T A L S

      A. The Borrowers, certain subsidiaries of the Borrowers signatory thereto (the "Guarantors"), Agent and Senior Lenders (as hereinafter defined) have entered into a Credit Agreement of even date herewith (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Credit Agreement") pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make a term loan and certain financial accommodations to the Borrowers. All of the Borrowers' obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Borrowers and certain of its Guarantors (collectively, the "Collateral").

      B. Subordinating Creditor has extended credit to the Borrowers as evidenced by a promissory note, dated as of the date hereof, in the principal amount of $1,600,000 due July 30, 2007 (the "ABC Subordinated Note").

      C. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by the Subordinated Creditor and the Borrowers in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).


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      NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. The following terms shall have the following meanings in this
Agreement:

            "Agent" shall have the meaning set forth in the Recitals.

            "Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

            "Distribution" means, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

            "Enforcement Action" shall mean (a) to take from or for the account of any Borrower or any guarantor of or any obligor on the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Borrower or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Borrower, any such guarantor or any such obligor to
      (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Borrower, any such guarantor or any such obligor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document,
      (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Borrower, any such guarantor or any such obligor or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Borrower, any such guarantor or any such obligor , including, without limitation, the Collateral.


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            "Permitted Subordinated Debt Payments" means payments due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents in effect on the date hereof of as modified in accordance with the terms of this Agreement of (i) regularly scheduled payments of interest on the Subordinated Note at the non-default rate of interest in effect on the date of hereof, such rate being equal to 9% and
      (ii) payments of interest at the default rate of interest in respect of amounts payable under clause (i) that are not paid when due; provided that with respect to clause (ii), (x) such default rate of interest shall not exceed 200 basis points and (y) such interest shall accrue at the default rate of interest only during the grace period, if any, that is applicable to any payment under clause (i) that is not paid when due.

            "Person" means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

            "Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

            "Senior Debt" shall mean all obligations, liabilities and indebtedness of every nature of the Borrowers from time to time owed to Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Debt shall be considered to be outstanding whenever the term loan under any Senior Credit Document is outstanding.


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            "Senior Debt Documents" shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith (including, without limitation, any security agreements, guaranties and securities pledge agreements), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

            "Senior Default" shall mean any "event of default" under the Senior Debt Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an event of default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

            "Senior Lenders" shall mean the holders of the Senior Debt. Initially, Zohar shall be the sole Senior Lender.

            "Subordinated Debt" shall mean all of the obligations of any Borrower to the Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents.

            "Subordinated Debt Documents" shall mean the ABC Subordinated Note, any guaranty with respect to the Subordinated Debt, any security agreement or other collateral document (if any) securing the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

            "Subordinated Debt Default" shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Creditor to accelerate the payment of all or any portion of the Subordinated Debt.

            "Subordinated Debt Default Notice" shall mean a written notice from the Subordinated Creditor or any Borrower to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default and which notice states that it is a "Subordinated Debt Default Notice" hereunder.


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2.    SUBORDINATION.

      2.1 SUBORDINATION OF SUBORDINATED DEBT TO SENIOR DEBT. Each Borrower covenants and agrees, and the Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

      2.2 LIQUIDATION, DISSOLUTION, BANKRUPTCY. In the event of any Proceeding involving any Borrower or Guarantor or after the occurrence and during the continuation of a Senior Default or if a Senior Default would result from any payment:

            (a) All Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt.

            (b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents shall have been terminated. The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent. The Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

            (c) The Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.


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            (d) The Subordinated Creditor agrees that Agent and Senior Lenders may consent to the use of cash collateral or provide financing to the Borrowers or any of their affiliates on such terms and conditions and in such amounts as Agent and Senior Lenders, in their sole discretion, may decide and, in connection therewith, the Borrowers and/or such affiliates may grant to Agent and Senior Lenders liens and security interests upon all of the property of all of the Borrowers and/or such affiliates, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during such Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of any Subordinated Creditor on the property of any Borrowers and/or such affiliates. The Subordinated Creditor agrees that it will not object to or oppose a sale or other disposition of any property securing all of any part of the Senior Debt free and clear of security interests, liens or other claims of such Subordinated Creditor (if any) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Agent and Senior Lenders have consented to such sale or disposition. The Subordinated Creditor agrees not to assert any right it may have to "adequate protection" of such Subordinated Creditor's interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent. The Subordinated Creditor waives any claim it may now or hereafter have arising out of Agent's or Senior Lenders' election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by any Borrower and/or any of its affiliates, as debtor in possession. The Subordinated Creditor further agrees that it will not seek to participate or participate on any creditor's committee without Agent's prior written consent.

            (e) The Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to
      (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding any time prior the expiration of the time to vote any such claim (for the avoidance of doubt, such Subordinated Creditor shall have no right to vote such claim); provided Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, such Subordinated Creditor shall not be entitled to change or withdraw such vote.


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            (f) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3   SUBORDINATED DEBT PAYMENT RESTRICTIONS.

            (a) Notwithstanding the terms of the Subordinated Debt Documents, each Borrower hereby agrees that it may not make, and the Subordinated Creditor hereby agrees that it will not accept from any Person, any Distribution with respect to the Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents have terminated, other than Permitted Subordinated Debt Payments, subject to the terms of subsection 2.2 of this Agreement; provided, however, that the Borrowers, Guarantors and the Subordinated Creditor further agree that no Permitted Subordinated Debt Payment may be made by the Borrowers, the Guarantors or any of their affiliates or accepted by the Subordinated Creditor if, at the time of such payment, a Senior Default exists or would result from such payment and such Senior Default shall not have been cured or waived.

            (b) The Borrowers may resume Permitted Subordinated Debt Payments in respect of the Subordinated Debt or any judgment with respect thereto upon a cure or waiver of the Senior Default.

            (c) No Senior Default shall be deemed to have been waived for purposes of this subsection 2.3 or the determination of Permitted Subordinated Debt Payments unless and until the Borrowers shall have received a written waiver from Agent or all Senior Lenders addressed to the Subordinated Creditor.

            (d) Notwithstanding any provision of this subsection 2.3 to the contrary, the failure of any Borrower to make any Distribution with respect to the Subordinated Debt by reason of the operation of this subsection 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents.


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      2.4 SUBORDINATED DEBT STANDSTILL PROVISIONS. Until the Senior Debt is
indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents shall be terminated, no Subordinated Creditor shall, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt. Notwithstanding the foregoing, the Subordinated Creditor may file proofs of claim against any Borrower and/or its affiliates in any Proceeding involving such Borrower and/or such affiliates. Any Distributions or other proceeds of any Enforcement Action obtained by the Subordinated Creditor in violation of the foregoing prohibition shall in any event be held in trust by it for the benefit of Agent and promptly paid or delivered to Agent for itself and for the benefit of the Senior Lenders in the form received until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend (if any) under the Senior Debt Documents shall have been terminated.

      2.5 INCORRECT PAYMENTS. If any Distribution on account of the Subordinated Debt not permitted to be made by any Borrower and/or any of its affiliates or accepted by the Subordinated Creditor under this Agreement is made and received by the Subordinated Creditor, such Distribution shall not be commingled with any of the assets of such Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of Agent, for itself and for the benefit of the Senior Lenders, and shall be promptly paid over to Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

      2.6 AGREEMENT NOT TO CONTEST. The Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of the Agent and Senior Lenders in the Collateral securing the Senior Debt.

      2.7 APPLICATION OF PROCEEDS FROM SALE OR OTHER DISPOSITION OF THE COLLATERAL. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by Agent and Senior Lenders until such time as the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents have been terminated.


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2.8   SALE, TRANSFER OR OTHER DISPOSITION OF SUBORDINATED DEBT.

            (a) No Subordinated Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document: (i) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Senior Lenders arising under this Agreement and (ii) unless, following the consummation of any such action, there shall be either (A) no more than four holders (or four representatives of such holders) of the Subordinated Debt at any time or (B) one Person acting as agent for all holders of the Subordinated Debt pursuant to documentation reasonably satisfactory to Agent such that any Senior Default Notices and other notices and communications to be delivered to the Subordinated Creditor hereunder and any consents required of the Subordinated Creditor shall be made to or obtained from such agent and shall be binding on such Subordinated Creditor as if directly obtained from such Subordinated Creditor.

            (b) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement or otherwise, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditor, as provided in Section 12 hereof.

      2.9 LEGENDS. Until the termination of this Agreement in accordance with
Section 16 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

            "This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the "Subordination Agreement"), dated as of April 29, 2004, among ABC Investment, L.L.C. (the "Subordinating Creditor"), MediaBay, Inc. ( "MediaBay"), Radio Spirits, Inc. ("Radio Spirits"), and Audio Book Club, Inc. ("Audio Book Club", and, together with MediaBay and Radio Spirits, collectively, the "Borrowers"), the Guarantors signatory thereto, and Zohar CDO 2003-1, Limited, as administrative agent (in such capacity, the "Agent") for itself and all lenders party to the Senior Credit Agreement (as defined below), to the indebtedness (including interest) owed by the Borrowers pursuant to that certain Credit Agreement, dated as of April 29, 2004 (the "Credit Agreement"), among the Borrowers, certain subsidiaries of the Borrowers signatory thereto, Agent and the lenders from time to time party thereto, as such Credit Agreement has been and hereafter may be amended, amended and restated, supplemented or otherwise modified from time to time; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement."


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3.    MODIFICATIONS.

      3.1 MODIFICATIONS TO SENIOR DEBT DOCUMENTS. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that the Senior Lenders shall not (a) increase the Senior Debt (or the aggregate commitments (if any) for the Senior Debt), by more than $5,000,000; or (b) increase the interest rate with respect to the Senior Debt by more than 200 basis points, except in connection with the imposition of a default rate of interest in accordance with the terms of the Senior Debt Documents; or (c) extend the final maturity of the Senior Debt (as set forth in the Senior Loan Documents in effect on the date hereof) by more than two years.

      3.2 MODIFICATIONS TO SUBORDINATED DEBT DOCUMENTS. Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments (if any) under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Creditor shall, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt or rate of interest on any of the Subordinated Debt, (b) change the dates upon which payments of principal or interest on the Subordinated Debt are due to any earlier date, (c) add any event of default or any covenant with respect to the Subordinated Debt, (d) change any redemption or prepayment provisions of the Subordinated Debt the effect of which would be to accelerate any payments thereunder, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (f) take any liens or security interests in any assets of any Borrower or any guarantor of the Subordinated Debt or (g) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default, increase the obligations of the any Borrower or any guarantor of or any obligor on the Subordinated Debt or confer additional material rights on Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to any Borrower, any such guarantor, any such obligor or Senior Lenders.


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4.    WAIVER OF CERTAIN RIGHTS BY SUBORDINATED CREDITOR.

      4.1 MARSHALING. Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of any Borrower or any guarantor of the Senior Debt for the benefit of Subordinated Creditor.

      4.2 RIGHTS RELATING TO AGENT'S ACTIONS WITH RESPECT TO THE COLLATERAL. The Subordinated Creditor hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, the Subordinated Creditor hereby agrees (a) that it has no right to direct or object to the manner in which Agent and Senior Lenders apply the proceeds of the Collateral resulting from the exercise by Agent and Senior Lenders of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that Agent has not assumed any obligation to act as the agent for any Subordinated Creditor with respect to the Collateral.

5.    REPRESENTATIONS AND WARRANTIES.

      5.1 REPRESENTATIONS AND WARRANTIES OF SUBORDINATED CREDITOR. The Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) such Subordinated Creditor is a limited liability company, duly formed and validly existing under the laws of the State of Michigan; (b) such Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by such Subordinated Creditor will not violate or conflict with the organizational documents of the Subordinated Creditor, any material agreement binding upon the Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; (e) the Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt to which it is a party and the related Subordinated Debt; (f) the Subordinated Creditor has not relied and shall not rely on any representation or information of any nature made by or received from Agent or any Senior Lender relative to any Borrower or any of its Affiliates in deciding to execute this Agreement or to permit it to continue in effect; and
(g) Agent has been furnished with a true, correct and complete copy of all instruments, agreements and securities evidencing or pertaining to the Subordinated Debt to which such Subordinated Creditor is a party or in which it has an interest.


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      5.2 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower hereby represents and warrants to Agent, each Senior Lender and the Subordinated Creditor that as of the date hereof: (a) such Borrower is duly formed and validly existing under the laws of the state of its organization, and (iii) with respect to Audio Book Club only, is a corporation duly formed and validly existing under the laws of the State of Delaware; (b) Agent has been furnished with a true, correct and complete copy of all instruments, agreements and securities evidencing or pertaining to the Subordinated Debt; (c) such Borrower has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (d) the execution of this Agreement by such Borrower will not violate or conflict with the organizational documents of such Borrower, any material agreement binding upon such Borrower or any law, regulation or order or require any consent or approval which has not been obtained; and (e) this Agreement is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

      5.3 REPRESENTATIONS AND WARRANTIES OF AGENT. Agent hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) Agent is an exempted company duly formed and validly existing under the laws of the Cayman Islands; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

6. SUBROGATION. Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of all lending commitments (if any) under the Senior Debt Documents, the Subordinated Creditor shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. The Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust as property of the holders of the Senior Debt and such Subordinated Creditor shall forthwith deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to the Subordinated Creditor is not, as between the relevant Borrower and such Subordinated Creditor, a payment by such Borrower to or on account of the Senior Debt.

7. MODIFICATION; WAIVER. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and the Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8. FURTHER ASSURANCES. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9. NOTICES. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York City time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

         Notices shall be addressed as follows:

         (a)      If to the Subordinated Creditor:

                  ABC Investment, L.L.C.
                  c/o Jaffe Raitt Heuer & Weiss P.C.
                  One Woodward Avenue, Suite 2400
                  Detroit, MI 48226-3418
                  Telephone No.: (313) 964-8394
                  Facsimile No.: (313) 961-8358

                  With a copy to:

                  Arthur Weiss, Esq.
                  Jaffe Raitt Heuer & Weiss P.C.
                  One Woodward Avenue, Suite 2400
                  Detroit, MI 48226-3418
                  Telephone No.: (313) 964-8394
                  Facsimile No.: (313) 961-8358

         (b)      If to the Borrowers:

                  MediaBay, Inc.
                  2 Ridgedale Avenue
                  Suite 300
                  Cedar Knolls, New Jersey  07929
                  Attention:  Chairman
                  Telecopy:

                  With a copy to:

                  Blank Rome LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, New York  10174
                  Attention: Brad Shiffman, Esq.
                  Telecopy:  (212) 885-5001

         (c)      If to Agent or Senior Lenders:

                  Zohar CDO 2003-1, Limited
                  c/o Patriarch Partners VIII, LLC
                  112 South Tryon Street, Suite 700
                  Charlotte, North Carolina
                  Attention: Loan Administration/MediaBay
                  Telecopy:  (704) 375-0358

                  With delivery of original instruments to:

                  Zohar CDO 2003-1, Limited
                  c/o U.S. Bank National Association
                  One Federal Street, 3rd Floor
                  Boston, Massachusetts  02110
                  Attn: CDO Department
                  Ref: Zohar CDO 2003-1, Limited
                  Telecopy: (503) 258-6025

                  With a copy to:

                  Richards Spears Kibbe & Orbe LLP
                  One World Financial Center
                  New York, New York  10281-1003
                  Attention: Michael Friedman, Esq.
                  Telecopy:  (212) 530-1801


or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, Subordinated Creditor and the Borrowers. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to any Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11. RELATIVE RIGHTS. This Agreement shall define the relative rights of Agent, Senior Lenders and the Subordinated Creditor. Nothing in this Agreement shall
(a) impair, as among the Borrowers, Agent and Senior Lenders and as between the Borrowers and the Subordinated Creditor, the obligation of any Borrower with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of any Borrower.

12. CONFLICT. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

13. HEADINGS. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. SEVERABILITY. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16. CONTINUATION OF SUBORDINATION; TERMINATION OF AGREEMENT. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments (if any) under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

17. APPLICABLE LAW. This Agreement, and all claims, disputes and matters arising hereunder or related hereto, shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

18. CONSENT TO JURISDICTION. THE SUBORDINATED CREDITOR AND EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND IN NEW YORK COUNTY AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL CLAIMS, DISPUTES AND MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE SUBORDINATED CREDITOR AND EACH BORROWER EXPRESSLY SUBMITS AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. THE SUBORDINATED CREDITOR AND EACH BORROWER HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH SUBORDINATED CREDITOR AND EACH BORROWER AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN
(10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF THE SUBORDINATED CREDITOR, A BORROWER OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUCH SUBORDINATED CREDITOR OR SUCH BORROWER, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). THE SUBORDINATED CREDITOR AND EACH BORROWER AGREE THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. THE SUBORDINATED CREDITOR AND EACH BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS RESPECTIVE CONTROL AND RELATING TO THE DISPUTE.

19. WAIVER OF JURY TRIAL. EACH SUBORDINATED CREDITOR, EACH BORROWER AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH SUBORDINATED CREDITOR, EACH BORROWER AND AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THE FOREGOING HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH OF THE FOREGOING WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUBORDINATED CREDITOR, EACH BORROWER AND AGENT WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

  [Remainder of page intentionally left blank; signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.


SUBORDINATED CREDITOR:               ABC INVESTMENT, L.L.C.,
                                     a Michigan limited liability company


                                     By: /s/ William Belzberg
                                        ------------------------------------
                                        Name:  William Belzberg
                                        Title: Manager


BORROWERS:                           MEDIABAY, INC.,
                                     a Florida corporation

                                     By: /s/ John F. Levy
                                        ------------------------------------
                                        Name:  John F. Levy
                                        Title: Executive Vice President


                                     RADIO SPIRITS, INC.,
                                     a Delaware corporation

                                     By: /s/ John F. Levy
                                        ------------------------------------
                                        Name:  John F. Levy
                                        Title: Executive Vice President


                                     AUDIO BOOK CLUB, INC.,
                                     a Delaware corporation

                                     By: /s/ John F. Levy
                                        ------------------------------------
                                        Name:  John F. Levy
                                        Title: Executive Vice President


                       [Signatures continue on next page]

AGENT:                               ZOHAR CDO 2003-1, LIMITED,
                                     a Cayman Islands exempted company

                                     By: Patriarch Partners VIII, LLC,
                                         its Collateral Manager

                                     By: /s/ Lynn Tilton
                                        ------------------------------------
                                        Name:  Lynn Tilton
                                        Title: Manager



                                      S-2